Exhibit 99.1

Genpact Announces CEO Succession Plan

Tiger Tyagarajan to retire, BK Kalra to assume CEO role

NEW YORK, November 8, 2023 – Genpact (NYSE: G), a global professional services firm focused on delivering outcomes that transform businesses, today announced a leadership succession plan. “Tiger” Tyagarajan, President and Chief Executive Officer, has informed the Board of Directors of his intention to retire from the company, effective February 9, 2024. The company’s Board has appointed Balkrishan “BK” Kalra, Genpact’s Global Business Leader, Financial Services and Consumer & Healthcare, as Genpact’s next CEO. Kalra will join the company’s Board on February 9, 2024, and Tyagarajan will continue as a member of the Board of Directors.

Kalra is a transformative business leader, with more than 30 years of experience helping companies grow from early stage to large, globally competitive enterprises. He joined Genpact in 1999 and has served in a variety of increasing leadership roles across the company. He leads Genpact’s global transformation efforts across the banking, capital markets, consumer goods, retail, life sciences and healthcare industries, helping companies better leverage technology and AI-enabled solutions.

“We are delighted to announce BK as Genpact’s next CEO, a leader with a proven track record of delivering business results and fostering deep client relationships,” said James Madden, Chairman of Genpact’s Board of Directors. “In planning for Tiger’s retirement, the Board undertook a robust process, assessing a number of internal and external candidates. In the end, BK stood out as the natural successor. He understands the importance of investing in emerging trends and technologies with a particular focus on Genpact’s efforts around advanced analytics and AI-enabled solutions. BK’s strategic vision and deep understanding of our clients and business is exactly what Genpact needs as we enter this new chapter.”

“I am honored to assume the CEO role and appreciate the confidence and trust that Tiger and the Board have placed in me,” said Kalra. “With an immensely talented workforce and a deep history of developing innovative solutions for our clients, Genpact has a unique opportunity to lead our industry. I look forward to working closely with the Board and our leadership team to accelerate a new chapter of growth for Genpact, one with technology at the forefront of everything we do to unlock tremendous potential for our clients, employees, and shareholders alike.”

Tyagarajan assumed the CEO role in 2011 and led Genpact through a period of tremendous growth. During that time, he helped transform the company into a recognized industry leader with more than $4.3 billion in annual 2022 revenue, leveraging data and technology to better serve its clients.

“On behalf of the Board and the entire organization, I would like to express our sincere appreciation for Tiger’s leadership of Genpact over the last 12 years,” said Madden.

www.genpact.com

“Tiger has built a strong, diverse, and global team, focused on a clear set of prioritized verticals, geographic markets, and services. We look forward to his continued contributions on the Board.”

Tyagarajan concluded, “Leading Genpact has been the highlight of my career, and I would like to thank the entire team for their support. The world is rapidly changing around us, and I am incredibly proud of what we have achieved, staying ahead of the curve as a true partner to our clients around the world, empowering our employees, and transforming the communities in which we live and operate. BK has been an integral part of Genpact’s success, and I am confident that, under his leadership, we are well positioned for the next phase of our journey and future growth.”

Q3 2023 Financial Results

In a separate press release issued today, Genpact announced financial results for the third quarter ended September 30, 2023. The company will host a conference call at 4:30 p.m. ET to discuss its quarterly financial results.

About Genpact

Genpact (NYSE: G) is a global professional services firm delivering the outcomes that transform our clients' businesses and shape their future. We're guided by our real-world experience redesigning and running thousands of processes for hundreds of global companies. Our clients – including many in the Global Fortune 500 – partner with us for our unique ability to combine deep industry and functional expertise, leading talent, and proven methodologies to drive collaborative innovation that turns insights into action and delivers outcomes at scale. We create lasting competitive advantages for our clients and their customers, running digitally enabled operations and applying our Data-Tech-AI services to design, build, and transform their businesses. And we do it all with purpose. From New York to New Delhi and more than 30 countries in between, our 125,000+ team is passionate in its relentless pursuit of a world that works better for people. Get to know us at Genpact.com and on LinkedIn, Twitter, YouTube, and Facebook.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to general economic conditions, any deterioration in the global economic environment and its impact on our clients, technological innovation, including AI technology and future uses of generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or their economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

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Contacts:

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com